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                            C-COR ELECTRONICS, INC.
                       COMPUTATION OF EARNINGS PER SHARE



                                                                          Thirteen Weeks Ended
                                                                     September 27,         September 29,
                                                                          1996                  1995
                                                                  ----------------       ----------------
                                                                   (000's omitted, except per share data)
PRIMARY
Weighted average shares outstanding                                         9,608                  9,490

Net effect of dilutive stock
 options-based on the
 treasury stock method using
 average market price                                                         195                    413
                                                                  ----------------       ----------------
     Total                                                                  9,803                  9,903
                                                                  ================       ================

Net income                                                                   $759                 $2,631
                                                                  ================       ================

Net income per share                                                        $0.08                  $0.27
                                                                  ================       ================

FULLY DILUTED
Weighted average shares outstanding                                         9,608                  9,490

Net effect of dilutive stock
 options-based on the treasury
 stock method using the greater
 of the average market price or
 period end market price                                                      204                    413
                                                                  ----------------       ----------------
     Total                                                                  9,812                  9,903
                                                                  ================       ================

Net income                                                                   $759                 $2,631
                                                                  ================       ================

Net income per share                                                        $0.08                  $0.27
                                                                  ================       ================
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